EXHIBIT 8.1

Subsidiaries of the Registrant

Place of incorporation
Subsidiaries
CIAC/ChinaInterActiveCorp ("CIAC")	Cayman Islands
Kaixin Auto Group (formerly named as Renren Wealth Inc.)	Cayman Islands
Link224 Inc.	Cayman Islands
Wole Inc.	Cayman Islands
JiehunChina Inc.	Cayman Islands
Renren Gongying Inc.	Cayman Islands
Renren Finance, Inc.	Cayman Islands
Renren CRSP Holdings Inc.	Cayman Islands
Renren PLML Holdings Inc.	Cayman Islands
Renren KURY Holdings Inc.	Cayman Islands
Renren ONER Holdings Inc.	Cayman Islands
Renren BLCR Holdings Inc.	Cayman Islands
Renren ZHCH Holdings Inc.	Cayman Islands
Renren LSTAR Holdings Inc.	Cayman Islands
Kaixin Auto Holdings	Cayman Islands
Jet Sound Hong Kong Company Limited	Hong Kong
Renren Game Hong Kong Limited	Hong Kong
Renren Winday Company Limited.	Hong Kong
Renren Giantly Limited.	Hong Kong
Renren Gentle Height Company Limited.	Hong Kong
Fenqi Winday Company Limited	Hong Kong
Chime Technologies, Inc.	USA
Renren U.S. Holdco, Inc.	USA
Sindeo Inc.	USA
Geographic Farming LLC	USA
Trucker Path Inc.	USA
Lucrativ Inc.	USA
Lofty US, Inc.	USA
Renren Giantly Philippines Inc.	Philippines
Qianxiang Shiji Technology Development (Beijing) Co., Ltd.	PRC
Beijing Woxiu Information Technology Co. Ltd.	PRC
Beijing Jiexun Shiji Technology Development Co., Ltd.	PRC
Renren Huijin (Tianjin) Technology Co., Ltd.	PRC
Joy Interactive (Beijing) Technology Development Co., Ltd.	PRC
Shanghai Renren Financial Leasing Co., Ltd	PRC
Shanghai Renren Automobile Technology Co., Ltd	PRC
Shanghai Zhoushuo Automobile Technology Co., Ltd	PRC
Ji’nan Zhoushuo Yidong Automobile Commerce Co., Ltd	PRC
Suzhou Zhoushuo Lujie Automobile Service Co., Ltd	PRC
Shanghai Lingcong Internet Information Technology Co. Ltd.	PRC
Shanghai Jiexun Automobile Sales Co. Ltd.	PRC
Shanghai Lingding Automobile Technology Co., Ltd.	PRC
Shanghai DingranInformation Technology Co. Ltd.	PRC
Renren Zhenhan Technology Development (Beijing) Co., Ltd	PRC

Place of Incorporation
Variable Interest Entities:
Beijing Qianxiang Tiancheng Technology Development Co., Ltd.	PRC
Shanghai Qianxiang Changda Internet Information Technology Development Co., Ltd.	PRC
Shanghai Jieying Automobile Sales Co., Ltd.	PRC

Place of Incorporation
Subsidiaries of Variable Interest Entities:
Beijing Qianxiang Wangjing Technology Development Co., Ltd.	PRC
Beijing Kirin Wings Technology Development Co., Ltd.	PRC
Shanghai Wangjing Commercial Factoring Co., Ltd.	PRC
Beijing Jingwei Zhihui Information Technology Co., Ltd.	PRC
Shanghai Wangjing Investment Management Co., Ltd.	PRC
Shanghai Mumian Interactive Internet Information Service Co., Ltd.	PRC
Shanghai Heiguo Internet Information Technology Co., Ltd.	PRC
Jieying Baolufeng Automobile Sales (Shenyang) Co., Ltd.	PRC
Chongqing Jieying Shangyue Automobile Sales Co., Ltd.	PRC
Jiangsu Jieying Ruineng Automobile Sales Co., Ltd.	PRC
Dalian Yiche Jieying Automobile Sales Co., Ltd.	PRC
Henan Jieying Hengxin Automobile Sales Co., Ltd.	PRC
Shanxi Jieying Weilan Automobile Sales and Service Co., Ltd.	PRC
Shandong Jieying Huaqi Automobile Service Co., Ltd.	PRC
Neimenggu Jieying Kaihang Automobile Sales Co., Ltd.	PRC
Hangzhou Jieying Yifeng Automobile Sales Co., Ltd.	PRC
Jilin Jieying Taocheguan Automobile Sales Co., Ltd.	PRC
Suzhou Jieying Chemaishi Automobile Sales Co., Ltd.	PRC
Cangzhou Jieying Bole Automobile Sales Co., Ltd.	PRC
Shanghai Jieying Diyi Automobile Sales Co., Ltd.	PRC
Ningxia Jieying Xianzhi Automobile Sales Co., Ltd.	PRC
Wuhan Jieying Chimei Automobile Sales Co., Ltd.	PRC